EXHIBIT 23.1

Consent of Independent Registered Chartered Accounting Firm

We have issued our reports dated June 19, 2008 with respect to the consolidated financial statements and internal control over financial reporting of LML Payment Systems Inc. and subsidiaries (“the Corporation”) appearing in the Annual Report of the Corporation on Form 10-K for the year ended March 31, 2008 which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption “Experts”.

Vancouver, Canada                                                                                                 /s/Grant Thornton LLP
January 28, 2009                                                                                                    Chartered Accountants